As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-151074
Registration No. 333-42895
Registration No. 333-107041
Registration No. 333-129923
Registration No. 333-178095

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151074
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-42895
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107041
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129923
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-178095

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED FIRE GROUP, INC.
(Exact name of registrant as specified in its charter)

Iowa	45-2302834
(State of incorporation)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids, Iowa 52407-3909
(Address, including zip code, of principal executive offices)

United Fire & Casualty Company 2008 Stock Plan
United Fire & Casualty Company Employees Stock Purchase Plan
United Fire Group 401(k) Plan (formerly known as the “United-Lafayette 401(k) Profit Sharing Plan”)
United Fire & Casualty Company 2005 Non-qualified Non-Employee Director Stock Option and Restricted Stock Plan
Stock Option Agreements 2003, 2004 - Christopher R. Drahozal
Stock Option Agreement 2004 - Jack B. Evans
Stock Option Agreement 2004 - Thomas W. Hanley
Stock Option Agreement 2004 - Casey D. Mahon
Stock Option Agreements 2003, 2004 - George D. Milligan
Stock Option Agreements 2002, 2003, 2004 - Mary K. Quass
Stock Option Agreements 2002, 2003, 2004 - Byron G. Riley
Stock Option Agreements 2003, 2004 - Kyle D. Skogman
Stock Option Agreements 2002, 2003, 2004 - Frank S. Wilkinson, Jr.

(Full title of the plan)

Randy A. Ramlo
President and Chief Executive Officer
United Fire Group, Inc.
118 Second Avenue SE
Cedar Rapids, IA 52407-3909
(319) 399-5700
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Michael K. Denney
William T. McCartan
Bradley & Riley PC
2007 First Avenue SE
Cedar Rapids, IA 52402
(319) 363-0101

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to those certain Registration Statements on Form S-8 (Reg. Nos. 333-151074, 333-42895, 333-107041, 333-129923 and 333-178095 (collectively, the “Registration Statements”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) by United Fire Group, Inc., an Iowa corporation (“United Fire Group”), as the successor registrant to United Fire & Casualty Company, an Iowa corporation (the “Predecessor Registrant”).
On February 1, 2012, United Fire Group, Inc., an Iowa corporation (“United Fire Group”), completed its previously announced reorganization pursuant to the Agreement and Plan of Reorganization dated as of May 25, 2011 (the “Reorganization Agreement”), by and among United Fire Group, the Predecessor Registrant, and UFC MergeCo, Inc., an Iowa corporation (“MergeCo”). The Reorganization Agreement was approved and adopted by UFC's shareholders at a special meeting of UFC's shareholders, which was held on January 24, 2012.
The Reorganization Agreement provided for the merger (the “Merger”) of the Predecessor Registrant with MergeCo, with the Predecessor Registrant surviving the Merger as a wholly owned subsidiary of United Fire Group, and the conversion of each share of common stock, par value $3.33 1/3 per share (“UFC Common Stock”), of the Predecessor Registrant, issued and outstanding immediately prior to the effective time of the Merger, into one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share (“United Fire Group Common Stock”), of United Fire Group. In addition, each outstanding option to purchase or other right to acquire shares of UFC Common Stock was automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of United Fire Group Common Stock.
Upon completion of the Reorganization, United Fire Group, an Iowa corporation, replaced the Predecessor Registrant, an Iowa corporation, as the publicly held corporation, and the holders of UFC Common Stock now hold the same number of shares and same ownership percentage of United Fire Group as they held of the Predecessor Registrant immediately prior to the Reorganization. As of February 2, 2012, shares of United Fire Group Common Stock commenced trading on the NASDAQ Global Select Market under the symbol “UFCS”.
United Fire Group and its subsidiaries continue to conduct all operations previously conducted by the Predecessor Registrant and its subsidiaries prior to the Reorganization and the consolidated assets, liabilities, operations and financial condition of United Fire Group immediately after the Reorganization are the same as those of the Predecessor Registrant immediately prior to the Reorganization. The directors and executive officers of United Fire Group immediately following the Reorganization are the same individuals who were directors and executive officers, respectively, of the Predecessor Registrant immediately prior to the Reorganization.
In accordance with paragraph (d) of Rule 414 under the Securities Act, United Fire Group hereby expressly adopts each of the Registration Statements as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.
Shares of common stock of the Predecessor Registrant issuable pursuant to the following Option Agreements, which shares were registered pursuant to Form S-8 Registration Statement Nos. 333-129923 and 333-178095, have already been issued: Stock Option Agreements 2001, 2002, Christopher R. Drahozal; Stock Option Agreements 2001, 2002, 2003 - Jack B. Evans; Stock Option Agreements 2001, 2002, 2003 - Casey D. Mahon; Stock Option Agreements 2001, 2002 - George D. Milligan; Stock Option Agreement 2001 - Mary K. Quass; Stock Option Agreement 2001- Byron G. Riley; Stock Option Agreements 2001, 2002 - Kyle D. Skogman; Stock Option Agreements 2001, 2002 - Thomas K. Marshall; Stock Option Agreement 2001 - Leonard J. Marshall.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by United Fire Group or the Predecessor Registrant are hereby incorporated herein by reference:

(a)	the Predecessor Registrant's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 1, 2011;

(b)	the Predecessor Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 10, 2011;

(c)	the Predecessor Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the Commission on August 5, 2011

(d)	the Predecessor Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Commission on November 7, 2011;

(e)
All of the Registrant's other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act), as amended, since the end of the fiscal year covered by the document referred to in (a) above (to the extent that items contained in such reports are furnished but not deemed filed for purposes of Section 18 of the Exchange Act, as amended (or otherwise subject to the liabilities of Section 18), such items are not incorporated by reference).

(f)	United Fire Group's Current Report on Form 8-K filed with the Commission on February 1, 2012; and

(g)
the description of United Fire Group's Common Stock contained in any registration statement or report filed by the Predecessor Registrant under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents filed by United Fire Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
United Fire Group's articles of incorporation and bylaws provide that United Fire Group shall indemnify each of its directors for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on United Fire Group or its shareholders; (3) a violation of section 490.833 of the

Iowa Business Corporation Act (the “IBCA”), which provides that a director may be liable for certain excess distributions in excess of what may be authorized by statute; or (4) an intentional violation of criminal law. No repeal or amendment of the provisions governing limitation of director liability and indemnification shall adversely affect any right of a director or former director arising at any time with respect to events occurring prior to such repeal or amendment.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

			Incorporated by reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
4.1	Articles of Incorporation of United Fire Group, Inc.		S-4		Annex II	5/25/2011
4.2	Bylaws of United Fire Group, Inc.		S-4		Annex III	5/25/2011
4.3	United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan (as amended)		Schedule DEF14A		4.6	4/20/2011
4.4	Form of United Fire & Casualty Company Nonqualified Nonemployee Stock Option and Restricted Stock Agreement		10-K		10.8	2/27/2008
4.5	United Fire & Casualty Company 2008 Stock Plan		S-8		4.1	5/21/2008
4.6	United-Lafayette 401(k) Profit Sharing Plan		S-8		4.1	7/15/2003
4.7	United Fire & Casualty Company Employee Stock Purchase Plan		S-8		4.3	12/22/1997
5.1	Opinion and Consent of Bradley & Riley PC	X
15.1	Ernst & Young LLP letter re unaudited interim financial information	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Bradley & Riley PC (included in Exhibit 5.1)	X
24.1	Powers of Attorney (included on page 6 of this Registration Statement)	X

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on February 3, 2012.
UNITED FIRE GROUP, INC.
By:     /S/ Jack B. Evans
Jack B. Evans, Chairman of the Board

By:     /S/ Randy A. Ramlo
Randy A. Ramlo, President, Chief Executive Officer and
Principal Executive Officer

By:     /S/ Dianne M. Lyons
Dianne M. Lyons, Vice President, Chief Financial Officer
and Principal Accounting Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACK B. EVANS, RANDY A. RAMLO, and DIANNE M. LYONS, jointly and severally, each in his or her own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Randy A. Ramlo		January 24, 2012
Randy A. Ramlo	President, Chief Executive Officer, Director and Principal Executive Officer
/S/ Dianne M. Lyons		January 24, 2012
Dianne M. Lyons	Vice President, Chief Financial Officer and Principal Accounting Officer
/S/ Jack B. Evans		January 24, 2012
Jack B. Evans	Chairman of the Board, Director
/S/ Christopher R. Drahozal		January 24, 2012
Christopher R. Drahozal	Director
/S/ Thomas W. Hanley		January 24, 2012
Thomas W. Hanley	Director
/S/ Douglas M. Hultquist		January 24, 2012
Douglas M. Hultquist	Director
/S/ Casey D. Mahon		January 24, 2012
Casey D. Mahon	Director
/S/ George D. Milligan		January 24, 2012
George D. Milligan	Director
/S/ James W. Noyce		January 24, 2012
James W. Noyce	Director
/S/ Mary K. Quass		January 24, 2012
Mary K. Quass	Director
/S/ John A. Rife		January 24, 2012
John A. Rife	Director
/S/ Kyle D. Skogman		January 24, 2012
Kyle D. Skogman	Director
/S/ Frank S. Wilkinson, Jr.		January 24, 2012
Frank S. Wilkinson, Jr.	Director

EXHIBIT INDEX

			Incorporated by reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
4.1	Articles of Incorporation of United Fire Group, Inc.		S-4		Annex II	5/25/2011
4.2	Bylaws of United Fire Group, Inc.		S-4		Annex III	5/25/2011
4.3	United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan (as amended)		Schedule DEF14A		4.6	4/20/2011
4.4	Form of United Fire & Casualty Company Nonqualified Nonemployee Stock Option and Restricted Stock Agreement		10-K		10.8	2/27/2008
4.5	United Fire & Casualty Company 2008 Stock Plan		S-8		4.1	5/21/2008
4.6	United-Lafayette 401(k) Profit Sharing Plan		S-8		4.1	7/15/2003
4.7	United Fire & Casualty Company Employee Stock Purchase Plan		S-8		4.3	12/22/1997
5.1	Opinion and Consent of Bradley & Riley PC	X
15.1	Ernst & Young LLP letter re unaudited interim financial information	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Bradley & Riley PC (included in Exhibit 5.1)	X
24.1	Powers of Attorney (included on page 6 of this Registration Statement)	X